Exhibit 10.3
PALO ALTO NETWORKS, INC.
CONTINUED SERVICE POLICY

The purpose of this Continued Service Policy (the “Policy”) is to set forth certain terms under which the Company may provide the opportunity for certain vesting benefits to employees of Palo Alto Networks, Inc. (the “Company”), who hold a title at or above Senior Vice President (each, an “Eligible Employee”), upon a Qualifying Event (as defined below). This Policy is effective as of date it is adopted by the Compensation and People Committee of the Company’s Board of Directors (the “Committee”) and will remain in effect until terminated by the Administrator. For purposes of this Policy, the “Administrator” is the Committee or the Company’s Board of Directors.
1.Benefits.
a.If an Eligible Employee voluntary resigns from full-time employment (including, without limitation, by transitioning employment to an advisory role, whether as an employee or independent contractor) with the Company after he or she (i) has attained the age of 55 years and has been continuously employed by the Company as a full-time employee for at least 5 years as of the date of such resignation or transition, or (ii) has been continuously employed by the Company as a full-time employee for at least 10 years as of the date of such resignation or transition (including time spent continually employed as a full-time employee by a subsidiary of the Company for only the period of time that such subsidiary was wholly owned, directly or indirectly, by the Company), such event a “Qualifying Event,” then such Eligible Employee may be eligible to continue vesting in his or her equity awards.
b.Any continued vesting of equity awards will be contingent on:
i.The Administrator of this Policy, after taking into account the recommendations of the Company’s management, authorizing the continued vesting of equity awards held by such Eligible Employee and any conditions related thereto.
ii.Such Eligible Employee entering into an advisor agreement, consulting agreement, or other continued service agreement with the Company in a form approved by the Administrator (an “Continued Service Agreement”). Each Continued Service Agreement will also include any other conditions or requirements as may be determined by the Administrator in its discretion for such Continued Service Agreement, including, without limitation:
A.that any rights of the Eligible Employee under a Continued Service Agreement shall be subject to such individual’s continuous full-time employment with the Company through the Qualifying Event;
B.that the Eligible Employee’s rights, payments, and benefits with respect to his or her equity awards will be subject to clawback, reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the Eligible Employee’s breach of the Continued Service Agreement; and/or
C.the acceleration of the vesting of Eligible Employee’s equity awards under specific circumstances.
iii.Such Eligible Employee providing services on a continuous basis under, and in compliance with, the terms of the Continued Service Agreement.

c.The Administrator may authorize the continued vesting of equity awards pursuant to the Policy at any time and from time to time, including prior to any Eligible Employee’s Qualifying Event, in each case subject to the occurrence of a Qualifying Event and the terms of a Continued Service Agreement.
d.The Administrator will not be obligated to (i) include any such clawback or vesting acceleration provisions in any Continued Service Agreement (however, any clawback provisions that were otherwise applicable to an Eligible Employee will continue to apply without modification) or (ii) provide the same terms and conditions in each Continued Service Agreement.
2.No Guarantee of Continued Service.
a.This Policy is not an express or implied promise of continued engagement as a service provider for any period, or at all, and will not interfere in any way with the right of the Company (or the parent or subsidiary of the Company employing or retaining the Eligible Employee) to terminate any Eligible Employee’s relationship as a service provider at any time, with or without cause.
b.The Administrator has the sole discretion to determine which Eligible Employees are offered the opportunity to enter into an Continued Service Agreement before or after a Qualifying Event. If the Administrator does not offer an Eligible Employee the opportunity to enter into an Continued Service Agreement, the Eligible Employee will not have the opportunity to continue vesting in his or her equity awards following his or her Qualifying Event, unless otherwise expressly approved by the Committee.
3.Amendment and Termination of this Policy. The Administrator, at any time, may amend, alter, suspend or terminate this Policy in its discretion, without the prior consent of any Eligible Employees.
4.Choice of Law. This Policy and all determinations made and actions taken under this Policy, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

2